Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of the Forum Funds.  Such references appear in the UCM Floating NAV Fund’s Statement of Additional Information under the headings “Independent Registered Public Accounting Firm” and “Financial Statements.”

/s/ BBD, LLP

BBD, LLP

Philadelphia, Pennsylvania
March 26, 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of the Forum Funds.  Such references appear in the UCM Floating NAV Fund’s Statement of Additional Information under the headings “Independent Registered Public Accounting Firm” and “Financial Statements.”

/s/ BBD, LLP

BBD, LLP

Philadelphia, Pennsylvania
March 26, 2010